Exhibit 99.6

PRELIMINARY COPY, SUBJECT TO COMPLETION

CAESARS ENTERTAINMENT, INC. 3930 HOWARD HUGHES PARKWAY LAS VEGAS, NV 89109 ATTN: LEGAL DEPARTMENT

There are three quick and easy ways to vote the proxy:

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Caesars Entertainment, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned the proxy card.

If you vote by Phone or Internet, please do not mail this Proxy Card

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CSRET1	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

CAESARS ENTERTAINMENT, INC.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS

1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 14, 2004, by and among Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc., a wholly owned subsidiary of Harrah’s Entertainment, Inc. and Caesars Entertainment, Inc., and transactions contemplated	For	Against	Abstain
	by the merger agreement, including the merger, pursuant to which Caesars would merge with Harrah’s Operating Company, Inc. and each outstanding	☐	☐	☐
share of Caesars common stock would be converted, at the stockholder’s election, into the right to receive $17.75 in cash or 0.3247 of a share of Harrah’s common stock, subject to adjustment and proration.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF.

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please indicate any change of address. The signer hereby revokes all proxies heretofore given by the signer to vote at the Special Meeting of Caesars Entertainment, Inc. and any adjournments, postponements, continuations or reschedulings thereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

FOLD AND DETACH HERE

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Caesars Entertainment, Inc. 3930 Howard Hughes Parkway Las Vegas, Nevada 89109 Attn: Legal Department	FORM OF PROXY CARD FOR CAESARS SPECIAL MEETING

Special Meeting, [MONTH] [DAY], [YEAR]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     By signing and returning this proxy, you appoint Wesley D. Allison and Mark A. Clayton, and each of them, with full power of substitution, to vote these shares at the Special Meeting of Stockholders to be held on [MONTH] [DAY], [YEAR] at       a.m. local time, (or any adjournments or postponements thereof) at the following location:

Caesars Palace
3570 Las Vegas Boulevard South
Las Vegas, Nevada

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION,
YOU MAY SIMPLY SIGN AND DATE THIS CARD ON THE REVERSE SIDE; NO BOXES
NEED TO BE CHECKED.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side.)